Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Savos Investments Trust:

We consent to the use of our report for Contra Fund (formerly Genworth Financial Contra Fund), a fund within Savos Investments Trust (formerly Genworth Financial Asset Management Funds), dated November 25, 2013, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s KPMG LLP

January 31, 2014
Minneapolis, Minnesota